Exhibit 99.1

Apple Reports Second Quarter Results

Services Revenue Reaches New All-Time High of $11.5 Billion

CUPERTINO, California — April 30, 2019 — Apple® today announced financial results for its fiscal 2019 second quarter ended March 30, 2019. The Company posted quarterly revenue of $58 billion, a decline of 5 percent from the year-ago quarter, and quarterly earnings per diluted share of $2.46, down 10 percent. International sales accounted for 61 percent of the quarter’s revenue.

“Our March quarter results show the continued strength of our installed base of over 1.4 billion active devices, as we set an all-time record for Services, and the strong momentum of our Wearables, Home and Accessories category, which set a new March quarter record,” said Tim Cook, Apple’s CEO. “We delivered our strongest iPad growth in six years, and we are as excited as ever about our pipeline of innovative hardware, software and services. We’re looking forward to sharing more with developers and customers at Apple’s 30th annual Worldwide Developers Conference in June.”

“We generated operating cash flow of $11.2 billion in the March quarter and continued to make significant investments in all areas of our business,” said Luca Maestri, Apple’s CFO. “We also returned over $27 billion to shareholders through share repurchases and dividends. Given our confidence in Apple’s future and the value we see in our stock, our Board has authorized an additional $75 billion for share repurchases. We are also raising our quarterly dividend for the seventh time in less than seven years.”

Reflecting the approved increase, Apple’s board of directors has declared a cash dividend of $0.77 per share of the Company’s common stock, an increase of 5 percent. The dividend is payable on May 16, 2019 to shareholders of record as of the close of business on May 13, 2019.

The management team and the Board will continue to review each element of the capital return program regularly and plan to provide an update on the program on an annual basis.

Apple is providing the following guidance for its fiscal 2019 third quarter:

•	revenue between $52.5 billion and $54.5 billion

•	gross margin between 37 percent and 38 percent

•	operating expenses between $8.7 billion and $8.8 billion

•	other income/(expense) of $250 million

•	tax rate of approximately 16.5 percent

Apple will provide live streaming of its Q2 2019 financial results conference call beginning at 2:00 p.m. PDT on April 30, 2019 at www.apple.com/investor/earnings-call/. This webcast will also be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investors relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), tax rate, and plans for return of capital. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation: the effect of global and regional economic conditions on the Company's business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services and technological innovations on a timely basis; the effect that shifts in the mix of products and services and in the geographic, currency or channel mix, component cost increases, increases in the cost of acquiring and delivering content for the Company’s services, price competition, or the introduction of new products or services, including new products or services with higher cost structures, could have on the Company’s gross margin; the dependency of the Company on the performance of distributors of the Company's products, including cellular network carriers and other resellers; the inventory and other asset risks associated with the Company’s need to order, or commit to order, product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components, services and new technologies essential to the Company's business, including components and technologies that may only be available from single or limited sources; the dependency of the Company on manufacturing and logistics services provided by third parties, many of which are located outside of the US and which may affect the quality, quantity or cost of products manufactured or services rendered to the Company; the effect of product and services design and manufacturing defects on the Company’s financial performance and reputation; the dependency of the Company on third-party intellectual property and digital content, which may not be available to the Company on commercially reasonable terms or at all; the dependency of the Company on support from third-party software developers to develop and maintain software applications and services for the Company’s products; the impact of unfavorable legal proceedings, such as a potential finding that the Company has infringed on the intellectual property rights of others; the impact of changes to laws and regulations that affect the Company’s activities, including the Company’s ability to offer products or services to customers in different regions; the ability of the Company to manage risks associated with its international activities, including complying with laws and regulations affecting the Company’s international operations; the ability of the Company to manage risks associated with the Company’s retail stores; the ability of the Company to manage risks associated with the Company’s investments in new business strategies and acquisitions; the impact on the Company's business and reputation from information technology system failures, network disruptions or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; the continued service and availability of key executives and employees; political events, international trade disputes, war, terrorism, natural disasters, public health issues, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company’s investment portfolio; and changes in tax rates and exposure to additional tax liabilities. More information on these risks and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch and Apple TV. Apple’s four software platforms — iOS, macOS, watchOS and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Kristin Huguet
Apple
khuguet@apple.com
(408) 974-2414

Investor Relations Contacts:
Nancy Paxton
Apple
paxton1@apple.com
(408) 974-5420
Matt Blake
Apple
mattblake@apple.com
(408) 974-7406

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.
© 2019 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple Inc. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Six Months Ended
	March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018
Net sales:
Products	$46,565	$51,287	$120,000	$130,451
Services	11,450	9,850	22,325	18,979
Total net sales (1)	58,015	61,137	142,325	149,430
Cost of sales:
Products	32,047	33,936	80,285	84,511
Services	4,147	3,779	8,188	7,585
Total cost of sales	36,194	37,715	88,473	92,096
Gross margin	21,821	23,422	53,852	57,334

Operating expenses:
Research and development	3,948	3,378	7,850	6,785
Selling, general and administrative	4,458	4,150	9,241	8,381
Total operating expenses	8,406	7,528	17,091	15,166

Operating income	13,415	15,894	36,761	42,168
Other income/(expense), net	378	274	938	1,030
Income before provision for income taxes	13,793	16,168	37,699	43,198
Provision for income taxes	2,232	2,346	6,173	9,311
Net income	$11,561	$13,822	$31,526	$33,887

Earnings per share:
Basic	$2.47	$2.75	$6.70	$6.69
Diluted	$2.46	$2.73	$6.66	$6.63
Shares used in computing earnings per share:
Basic	4,674,071	5,024,877	4,704,945	5,068,877
Diluted	4,700,646	5,068,493	4,736,949	5,113,140

(1) Net sales by reportable segment:
Americas	$25,596	$24,841	$62,536	$60,034
Europe	13,054	13,846	33,417	34,900
Greater China	10,218	13,024	23,387	30,980
Japan	5,532	5,468	12,442	12,705
Rest of Asia Pacific	3,615	3,958	10,543	10,811
Total net sales	$58,015	$61,137	$142,325	$149,430

(1) Net sales by category:
iPhone	$31,051	$37,559	$83,033	$98,663
Mac	5,513	5,776	12,929	12,600
iPad	4,872	4,008	11,601	9,763
Wearables, Home and Accessories	5,129	3,944	12,437	9,425
Services	11,450	9,850	22,325	18,979
Total net sales	$58,015	$61,137	$142,325	$149,430

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	March 30, 2019	September 29, 2018
ASSETS:
Current assets:
Cash and cash equivalents	$37,988	$25,913
Marketable securities	42,104	40,388
Accounts receivable, net	15,085	23,186
Inventories	4,884	3,956
Vendor non-trade receivables	11,193	25,809
Other current assets	12,092	12,087
Total current assets	123,346	131,339

Non-current assets:
Marketable securities	145,319	170,799
Property, plant and equipment, net	38,746	41,304
Other non-current assets	34,587	22,283
Total non-current assets	218,652	234,386
Total assets	$341,998	$365,725

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$30,443	$55,888
Other current liabilities	35,368	33,327
Deferred revenue	5,532	5,966
Commercial paper	11,924	11,964
Term debt	10,505	8,784
Total current liabilities	93,772	115,929

Non-current liabilities:
Term debt	90,201	93,735
Other non-current liabilities	52,165	48,914
Total non-current liabilities	142,366	142,649
Total liabilities	236,138	258,578

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 4,607,284 and 4,754,986 shares issued and outstanding, respectively	42,801	40,201
Retained earnings	64,558	70,400
Accumulated other comprehensive income/(loss)	(1,499)	(3,454)
Total shareholders’ equity	105,860	107,147
Total liabilities and shareholders’ equity	$341,998	$365,725

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Six Months Ended
	March 30, 2019	March 31, 2018
Cash, cash equivalents and restricted cash, beginning balances	$25,913	$20,289
Operating activities:
Net income	31,526	33,887
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	6,435	5,484
Share-based compensation expense	3,073	2,644
Deferred income tax benefit	(124)	(34,235)
Other	(215)	(151)
Changes in operating assets and liabilities:
Accounts receivable, net	8,094	3,523
Inventories	(1,006)	(2,807)
Vendor non-trade receivables	14,616	9,715
Other current and non-current assets	(717)	(1,053)
Accounts payable	(20,024)	(12,004)
Deferred revenue	(540)	394
Other current and non-current liabilities	(3,273)	38,026
Cash generated by operating activities	37,845	43,423
Investing activities:
Purchases of marketable securities	(13,854)	(48,449)
Proceeds from maturities of marketable securities	16,880	31,884
Proceeds from sales of marketable securities	22,635	38,942
Payments for acquisition of property, plant and equipment	(5,718)	(7,005)
Payments made in connection with business acquisitions, net	(291)	(305)
Purchases of non-marketable securities	(490)	(163)
Other	30	216
Cash generated by investing activities	19,192	15,120
Financing activities:
Proceeds from issuance of common stock	390	327
Payments for taxes related to net share settlement of equity awards	(1,427)	(1,190)
Payments for dividends and dividend equivalents	(7,011)	(6,529)
Repurchases of common stock	(32,498)	(32,851)
Proceeds from issuance of term debt, net	—	6,969
Repayments of term debt	(2,500)	(500)
Other	(87)	1
Cash used in financing activities	(43,133)	(33,773)
Increase in cash, cash equivalents and restricted cash	13,904	24,770
Cash, cash equivalents and restricted cash, ending balances	$39,817	$45,059
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$9,497	$6,340
Cash paid for interest	$1,762	$1,356